UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

American Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
N/A

(2)	Aggregate number of securities to which transaction applies:
N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A

(4)	Proposed maximum aggregate value of transaction:
N/A

(5)	Total fee paid:
N/A

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
N/A

(2)	Form, Schedule or Registration Statement No.:
N/A

(3)	Filing Party:
N/A

(4)	Date Filed:
N/A

American Financial Group, Inc.
Great American Insurance Group Tower
301 East Fourth Street
Cincinnati, Ohio 45202

IMPORTANT NOTICE FROM AMERICAN FINANCIAL GROUP, INC.
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 20, 2020

On April 3, 2020, American Financial Group, Inc. (“AFG”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2020 Annual Meeting of Shareholders scheduled to be held on Wednesday, May 20, 2020 at 11:00 a.m., Eastern time (the “Annual Meeting”). On April 30, 2020, AFG issued a press release concerning its intention to adjourn its 2020 Annual Meeting of Shareholders scheduled to be held on Wednesday, May 20, 2020 at 11:00 a.m., Eastern time and to reconvene the adjourned meeting promptly after adjournment exclusively in a virtual format, in response to the continued public health precautions regarding in-person gatherings given the coronavirus (COVID-19) pandemic and to support the health and well-being of AFG’s shareholders, employees and directors.

The record date to determine shareholders who are entitled to attend or vote at the meeting has not changed. To participate, shareholders of record as of the close of business on March 27, 2020 may access the Annual Meeting audio webcast at www.virtualshareholdermeeting.com/AFG2020. Shareholders of record may log in as a shareholder, following the instructions below, or as a guest.  The Company encourages shareholders to vote in advance of the Annual Meeting by internet, phone, or mail.  The proxy card included with the Annual Meeting proxy materials will not be updated to reflect the information above and may continue to be used to vote shares in connection with the Annual Meeting.

If your shares are registered directly in your name with Broadridge, Inc., our stock transfer agent, you are considered the shareholder of record with respect to those shares. To be admitted to the Annual Meeting as a shareholder, you will need to enter your unique 16-digit control number which can be found on your proxy card or notice previously distributed.  If you hold shares through an intermediary, such as a bank or broker, and would like to login as a shareholder to vote or ask questions in the Annual Meeting, you will need to obtain your 16-digit control number from the intermediary.  No unique control number is required if you log in as a guest; however, you will not able to ask questions or vote your shares.

If you access the Annual Meeting as a shareholder and wish to submit a question, you may do so during the meeting by typing your question into the “Ask a Question” field, and clicking “Submit.” We will answer questions pertinent to the business of the meeting and company matters as time allows during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition.

This notice should be read in conjunction with the proxy statement and original notice.  Access to the Annual Meeting on Wednesday, May 20, 2020 at 11:00 a.m. Eastern time will be available at: www.virtualshareholdermeeting.com/AFG2020.  AFG’s 2019 Annual Report and 2020 Proxy Statement are available on the “Investor Relations” webpage of www.AFGinc.com and at www.proxyvote.com.